Exhibit 10.1

CRAWFORD UNITED CORPORATION
2023 OMNIBUS EQUITY PLAN

ARTICLE 1

General Purpose of Plan; Definitions

1.1    Name and Purposes. The name of this plan is the Crawford United Corporation 2023 Omnibus Equity Plan (as amended from time to time, the “Plan”). The purpose of this Plan is to enable Crawford United Corporation (the “Company”) and its Affiliates to: (i) attract and retain skilled and qualified officers, employees, consultants and directors who are expected to contribute to the Company’s success by providing long-term incentive compensation opportunities competitive with those made available by other companies; (ii) motivate participants to achieve the long-term success and growth of the Company; (iii) facilitate ownership of shares of the Company; and (iv) align the interests of the participants with those of the Company’s Shareholders.

1.2    Certain Definitions. Unless the context otherwise indicates, the following words used herein shall have the following meanings whenever used in this instrument:

(a)

“Affiliate” means, with respect to any entity, any entity directly or indirectly controlling, controlled by, or under common control with such entity within the meaning of Section 414(b) or 414(c) of the Code.

(b)

“Award” means any grant under this Plan of a Common Share, Non-Qualified Stock Option, Incentive Stock Option, Stock Appreciation Right, Restricted Share, Restricted Share Unit or Performance Share to any Plan participant.

(c)	“Board of Directors” means the Board of Directors of the Company, as constituted from time to time.

(d)	“Change in Control” is defined in Section 11.1.

(e)

“Code” means the Internal Revenue Code of 1986, as amended, and any lawful regulations or guidance promulgated thereunder. Whenever reference is made to a specific Internal Revenue Code section, such reference shall be deemed to be a reference to any successor Internal Revenue Code section or sections with the same or similar purpose.

(f)	“Committee” means the entity administering this Plan as provided in Section 2.1.

(g)	“Common Shares” means the Class A common shares, without par value, of the Company.

(h)

“Company” means Crawford United Corporation, a corporation organized under the laws of the State of Ohio, and, except for purposes of determining whether a Change in Control has occurred, any corporation or entity that is a successor to Crawford United Corporation or substantially all of the assets of Crawford United Corporation and that assumes the obligations of Crawford United Corporation under this Plan by operation of law or otherwise.

(i)

“Date of Grant” means the date on which the Committee or the Board takes final action to grant an Award; provided, that, if an Award is granted by the Board upon a recommendation by the Committee, the “Date of Grant” will be the date on which the Board takes action to grant the Award.

(j)	“Director” means a member of the Board of Directors.

(k)

“Disability” means a medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months which: (i) renders a participant unable to engage in any substantial gainful activity; or (ii) results in a participant receiving income replacement benefits for at least 3 months under an accident and health plan sponsored by the Company or an Affiliate.

(l)

“Early Retirement” means a participant’s retirement from active employment or active directorship with the Company or an Affiliate on and after the later of attainment of age 62 or the completion of 20 years of service.

(m)	“Effective Date” is defined in Section 17.1.

(n)	“Eligible Director” is defined in Article 4.

(o)	“Employee” means a full-time common law employee of the Company or an Affiliate.

(p)

“Employment” as used herein (whether or not capitalized) shall be deemed to refer to (i) a participant’s employment if the participant is a full time Employee of the Company or any of its Affiliates, (ii) a participant’s services as a consultant, if the participant as a consultant to the Company or its Affiliates and (iii) a participant’s services as a non-employee director, if the participant is a non-employee member of the Board of Directors; provided that, for any Award that is or becomes subject to Section 409A of the Code, termination of employment means a “separation from service” under Section 409A of the Code.

(q)	“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any lawful regulations or guidance promulgated thereunder.

(r)	“Exercise Price” means the purchase price of a Share pursuant to a Stock Option or the base value for measuring the appreciation of a Stock Appreciation Right.

(s)

“Fair Market Value” means the closing price of a Share displayed on the OTC Markets, or, if applicable, on a national securities exchange on which the Common Shares are principally traded, on the date for which the determination of Fair Market Value is made, or, if there are no sales of Common Shares on such date, then on the most recent immediately preceding date on which there were any sales of Common Shares. If the Common Shares are not, or cease to be, traded on a national securities exchange, or displayed or published on the OTC Markets, the “Fair Market Value” of Common Shares shall be determined pursuant to a reasonable valuation method prescribed by the Committee. Notwithstanding anything to the contrary in the foregoing, as of any date, the “Fair Market Value” of a Share shall be determined in a manner consistent with avoiding adverse tax consequences under Code Section 409A and, with respect to an Incentive Stock Option, in the manner required by Code Section 422.

(t)	“Incentive Stock Option” means an option to purchase Shares that is granted pursuant to the Plan, is designated as an “incentive stock option,” and satisfies the requirements of Code Section 422.

(u)	“Non-Qualified Stock Option” means an option to purchase Shares that is granted pursuant to the Plan and is not an Incentive Stock Option.

(v)	“Normal Retirement” means retirement from active employment or active directorship with the Company or an Affiliate on or after attainment of age 65.

(w)	“Option Period” means the period during which a Stock Option is exercisable in accordance with the applicable Award agreement and Article 5.

(x)

“Outside Director” means a Director who meets the definitions of the term “non-employee director” set forth in Rule 16b-3, or any successor definitions adopted by the Securities and Exchange Commission and similar requirements under any other applicable laws and regulations.

(y)	“Performance Shares” is defined in Article 8.

(z)	“Plan” means this Crawford United Corporation 2023 Omnibus Equity Plan, as amended from time to time.

(aa)	“Plan Year” means the calendar year.

(bb)	“Restricted Share Units” is defined in Article 7.

(cc)	“Restricted Shares” is defined in Article 7.

(dd)	“Retirement” means Normal Retirement or Early Retirement.

(ee)	“Rule 16b-3” is defined in Article 16.

(ff)	“Section 16 Person” means a person subject to potential liability under Section 16(b) of the Exchange Act with respect to transactions involving equity securities of the Company.

(gg)	“Share” or “Shares” mean one or more of the Common Shares.

(hh)	“Shareholder” means an individual or entity that owns one or more Shares.

(ii)	“Stock Appreciation Rights” and “SARs” mean any right pursuant to an Award granted under Article 6.

(jj)

“Stock Option” means any right to purchase a specified number of Shares at a specified price, which will be either an Incentive Stock Option or a Non-Qualified Stock Option granted pursuant to Article 5.

(kk)

“Stock Power” means a power of attorney executed by a participant and delivered to the Company which authorizes the Company to transfer ownership of Restricted Shares, Performance Shares or Common Shares from the participant to the Company or a third party.

(ll)

“Vested” means, with respect to a Common Share, when the Common Share has been awarded; with respect to a Stock Option, that the time has been reached when the option to purchase Shares first becomes exercisable; with respect to a Stock Appreciation Right, when the Stock Appreciation Right first becomes exercisable for payment; with respect to Restricted Shares, when the Shares are no longer subject to forfeiture and restrictions on transferability; with respect to Restricted Share Units and Performance Shares, when the units or Shares are no longer subject to forfeiture and are convertible to Shares. The words “Vest” and “Vesting” have meanings correlative to the foregoing.

ARTICLE 2

Administration

2.1    Authority and Duties of the Committee.

(a)

The Plan shall be administered by a Committee of at least three who are appointed by the Board of Directors from time to time. Unless otherwise determined by the Board of Directors, the Compensation Committee shall serve as the Committee, and all of the members of the Committee shall be Outside Directors. Notwithstanding the requirement that the Committee consist exclusively of Outside Directors, no action or determination by the Committee or an individual then considered to be an Outside Director shall be deemed void because a member of the Committee or such individual fails to satisfy the requirements for being an Outside Director, except to the extent required by applicable law.

(b)	The Committee has the power and authority to grant Awards pursuant to the terms of this Plan to officers, Employees, consultants and Eligible Directors.

(c)	The Committee has the sole and exclusive authority, subject to any limitations specifically set forth in this Plan, to:

(i)	select the officers, Employees, consultants and Eligible Directors to whom Awards are granted;

(ii)	determine the types of Awards granted and the timing of such Awards;

(iii)	determine the number of Shares to be covered by each Award granted hereunder;

(iv)

determine the other terms and conditions, not inconsistent with the terms of this Plan and any operative employment or other agreement, of any Award granted hereunder; such terms and conditions include, but are not limited to, the Exercise Price, the time or times when Options or Stock Appreciation Rights may be exercised (which may be based on performance objectives), any Vesting, acceleration or waiver of forfeiture restrictions, any performance criteria applicable to an Award, and any restriction or limitation regarding any Option or Stock Appreciation Right or the Common Shares relating thereto, based in each case on such factors as the Committee, in its sole discretion, shall determine;

(v)	determine whether any conditions or objectives related to Awards have been met;

(vi)

subsequently modify or waive any terms and conditions of Awards, not inconsistent with the requirements under Section 409A of the Code or the terms of this Plan and any operative employment or other agreement;

(vii)	adopt, alter and repeal such administrative rules, guidelines and practices governing this Plan as it deems advisable from time to time;

(viii)	promulgate such administrative forms as they from time to time deem necessary or appropriate for administration of the Plan;

(ix)	construe, interpret, administer and implement the terms and provisions of this Plan, any Award and any related agreements;

(x)	correct any defect, supply any omission and reconcile any inconsistency in or between the Plan, any Award and any related agreements;

(xi)	prescribe any legends to be affixed to certificates representing Shares or other interests granted or issued under the Plan; and

(xii)	otherwise supervise the administration of this Plan.

(d)

The Committee shall confer with the Board of Directors regarding the Committee’s intentions prior to making grants under this Plan. Notwithstanding the foregoing, all decisions made by the Committee pursuant to the provisions of this Plan are final and binding on all persons, including the Company, its Shareholders and participants, but may be made by their terms subject to ratification or approval by, the Board of Directors, another committee of the Board of Directors or Shareholders.

(e)	The Company shall furnish the Committee with such clerical and other assistance as is necessary for the performance of the Committee’s duties under the Plan.

2.2    Delegation of Duties. The Committee may delegate ministerial duties to any other person or persons, and it may employ attorneys, consultants, accountants or other professional advisers for purposes of plan administration at the expense of the Company.

2.3    Limitation of Liability. Members of the Board of Directors, members of the Committee and Company Employees who are their designees acting under this Plan shall be fully protected in relying in good faith upon the advice of counsel and shall incur no liability except for gross or willful misconduct in the performance of their duties hereunder.

ARTICLE 3

Stock Subject to Plan

3.1    Total Shares Limitation. Subject to the provisions of this Article, the maximum number of Shares that may be issued pursuant to Awards granted under this Plan is 350,000, which may be treasury or authorized but unissued Shares. Subject to adjustment pursuant to Section 3.4 hereof, the total number of Shares actually issued or transferred by the Company upon the exercise of Incentive Stock Options will not exceed 350,000 Shares.

3.2    Participant Limitation. The aggregate number of Shares underlying Awards granted under this Plan to any participant in any Plan Year (including but not limited to Awards of Options and SARs), regardless of whether such Awards are thereafter canceled, forfeited or terminated, shall not exceed 50,000 Shares. The foregoing annual limitation is intended to include the grant of all Awards.

3.3    Awards Not Exercised; Effect of Receipt of Shares. If any outstanding Award, or portion thereof, expires, or is terminated, canceled or forfeited, the Shares that would otherwise be issuable with respect to the unexercised portion of such expired, terminated, canceled or forfeited Award shall be available for subsequent Awards under this Plan. If the Exercise Price of an Award is paid in Shares, Shares underlying the exercised portion of an SAR are not issued upon exercise of the SAR, Shares are withheld to satisfy an individual participant’s tax obligations or Shares are repurchased by the Company on the open market with respect to Awards under this Plan, the Shares received, not issued, withheld or repurchased by the Company in connection therewith shall not be added to the maximum aggregate number of Shares which may be issued under Section 3.1.

3.4    Dilution and Other Adjustments. In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, redesignation, reclassification, merger, consolidation, liquidation, split-up, reverse split, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan, then the Committee shall, in such manner as it deems equitable, adjust any or all of (i) the number and type of Shares (or other securities or other property) which thereafter may be made the subject of Awards, (ii) the number and type of Shares (or other securities or other property) subject to outstanding Awards, (iii) the limitations set forth above and (iv) the purchase or Exercise Price or any performance objective with respect to any Award; provided, however, that the number of Shares or other securities covered by any Award or to which such Award relates is always a whole number. The Committee’s determination pursuant to this Section 3.4 shall be final and conclusive; provided, however, no adjustment pursuant to this Section 3.4 shall (i) be made to the extent that the adjustment would cause an Award to violate the requirements under Code Section 409A or (ii) change the One Hundred Thousand Dollar ($100,000) limit on Incentive Stock Options first exercisable during a year, as set out in Section 5.1 of this Plan.

ARTICLE 4

Participants

4.1    Eligibility. Officers, Employees, consultants and Outside Directors (each an “Eligible Director”) who are selected by the Committee in its sole discretion are eligible to participate in this Plan; provided, however, that only Employees may receive Awards that are Incentive Stock Options. See Article 13 and Article 17 with respect to the Shareholder approval requirement applicable to Incentive Stock Options.

4.2    Award Agreements. Awards are contingent upon the participant’s execution of a written agreement in a form prescribed by the Committee. Execution of an award agreement shall constitute the participant’s irrevocable agreement to, and acceptance of, the terms and conditions of the Award set forth in such agreement and of the terms and conditions of the Plan applicable to such Award. Award agreements may differ from time to time and from participant to participant.

ARTICLE 5

Stock Option Awards

5.1    Stock Option Grant. Each Stock Option granted under this Plan will be evidenced by minutes of a meeting, or by a unanimous written consent without a meeting, of the Committee or, upon recommendation of the Committee, the Board, and by a written agreement dated as of the Date of Grant and executed by the Company and by the appropriate participant. The Committee may grant Incentive Stock Options, Nonqualified Stock Options, or any combination thereof; provided that Incentive Stock Options may only be granted to Employees. The Committee shall determine the number of Shares subject to each Option, subject to the express limitations of the Plan. Furthermore, no Participant may be granted Incentive Stock Options under this Plan (when combined with incentive stock options granted under any other plan of the Company or an Affiliate) that would result in Shares with an aggregate Fair Market Value (determined as of the Grant Date(s)) of more than One Hundred Thousand Dollars ($100,000) first becoming exercisable in any one calendar year.

5.2    Stock Option Award Agreement. Each Stock Option shall be evidenced by an Award agreement that shall specify the Exercise Price, the number of Shares to which the Stock Option pertains, the Option Period, any conditions to exercise of the Stock Option, and such other terms and conditions as the Committee shall determine. The Stock Option’s Award agreement also shall specify whether the Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option. Incentive Stock Options and related Award agreements shall comply with the requirements of Code Section 422; provided, however, that, to the extent that a purported Incentive Stock Option does not comply with the requirements for “incentive stock options” under Code Section 422, that portion of the Stock Option shall be deemed a Nonqualified Stock Option. Nothing in this Article 5 shall be construed as prohibiting the Committee from granting Stock Options subject to a limit on the gain that may be realized upon exercise of such Stock Options. Any such limit shall be explicitly provided for in the relevant plan agreement. Unless an Award agreement approved by the Committee provides otherwise, Stock Options awarded under this Plan are intended to meet the requirements for exclusion from coverage under Section 409A of the Code and all Stock Option Awards shall be construed and administered accordingly.

5.3    Exercise Price. Subject to the provisions of this Section, the Committee shall determine the Exercise Price under each Stock Option.

(a)     Nonqualified Stock Options. The per-Share Exercise Price under a Nonqualified Stock Option shall be not less than one hundred percent (100%) of Fair Market Value of a Share on the Grant Date.

(b)     Incentive Stock Options. The per-Share Exercise Price under an Incentive Stock Option shall be not less than one hundred percent (100%) of Fair Market Value of a Share on the Grant Date; provided, however, if, on the Grant Date, the Participant (together with persons whose stock ownership is attributed to the Participant pursuant to Code Section 424(d)) owns securities possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, the per-Share Exercise Price shall be not less than one hundred ten percent (110%) of the Fair Market Value of a Share on the Grant Date.

(c)     Substitute Stock Options. Notwithstanding the provisions of Subsections (a) and (b), if the Company or an Affiliate consummates a transaction described in Code Section 424(a) (e.g., the acquisition of property or stock from an unrelated corporation), individuals who become Employees or Directors on account of such transaction may be granted Stock Options in substitution for options granted by such former employer or recipient of services. If such substitute Stock Options are granted, the Committee, in its sole discretion and consistent with Code Section 424(a) and the requirements of Code Section 409A, may determine that such substitute Stock Options shall have an Exercise Price less than one hundred (100%) of the Fair Market Value of the Shares to which the Stock Options relate determined as of the Grant Dates. In carrying out the provisions of this Section, the Committee shall apply the principles contained in Section 3.4 above.

5.4    Duration of Stock Options. The Option Period with respect to each Stock Option shall commence and expire at such times as the Committee shall provide in the Award agreement, provided that:

(a)     Stock Options shall not be exercisable more than ten years after their respective Grant Dates;

(b)    Incentive Stock Options granted to an Employee who possesses more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Subsidiary, taking into account the attribution rules of Code Section 422(d), shall not be exercisable later than five years after their respective Grant Date(s); and

(c)     Subject to the limits of this Article, the Committee may, in its sole discretion, after a Stock Option is granted, extend the option term, provided that such extension is not an extension for purposes of Code Section 409A and the guidance thereunder or, in the case of an Incentive Stock Option, a modification, extension, or renewal for purposes of Code Section 424(h).

5.5    Vesting. Stock Options, or portions thereof, are exercisable at such time or times as determined by the Committee in its discretion at or after grant. If the Committee provides that any Stock Option becomes Vested over a period of time, in full or in installments, the Committee may waive or accelerate such Vesting provisions at any time.

5.6    Method of Exercise. Vested portions of any Stock Option may be exercised in whole or in part at any time during the option term by giving written notice of exercise to the Company specifying the number of Shares to be purchased. The notice must be given by or on behalf of a person entitled to exercise the Stock Option, accompanied by payment in full of the Exercise Price, along with any tax withholding pursuant to Article 15. Subject to the approval of the Committee, the Exercise Price may be paid:

(a)	in cash in any manner satisfactory to the Committee;

(b)

by tendering (by either actual delivery of Shares or by attestation) unrestricted Shares that are owned on the date of exercise by the person entitled to exercise the Stock Option having an aggregate Fair Market Value on the date of exercise equal to the Exercise Price applicable to such Stock Option exercise;

(c)	by a combination of cash and unrestricted Shares that are owned on the date of exercise by the person entitled to exercise the Stock Option;

(d)

by a “net exercise” arrangement pursuant to which the Company will reduce the number of Shares issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; and

(e)	by another method permitted by law and affirmatively approved by the Committee which assures full and immediate payment or satisfaction of the Exercise Price.

No Shares shall be issued until full payment therefor has been made. A Participant shall have all of the rights of a shareholder of the Company holding the class of Shares subject to such Stock Option (including, if applicable, the right to vote the shares and the right to receive dividends) when the Participant has given written notice of exercise, has paid the total Exercise Price, and such Shares have been recorded on the Company’s official shareholder records (or the records of its transfer agents or registrars) as having been issued and transferred to the Participant. No Award of a Stock Option shall entitle a Participant to dividend equivalents with respect to the Shares covered by the Stock Option.

5.7    Restrictions on Share Transferability. In addition to the restrictions imposed by Article 12 of the Plan, the Committee may impose such restrictions on any Shares acquired pursuant to the exercise of a Stock Option as it may deem advisable or appropriate, including, but not limited to, restrictions related to applicable federal and state securities laws and the requirements of any national securities exchange or market on which Shares are then listed or regularly traded.

5.8    Prohibition on Repricing of Stock Options. Except as permitted under Section 3.4 of the Plan or Article 11 of the Plan, the terms of any outstanding Stock Option may not be amended without shareholder approval to reduce the Exercise Price of such outstanding Stock Option or to cancel such outstanding Stock Option in exchange for cash, other Awards, or a Stock Option or SAR with an exercise price that is less than the Exercise Price of the original Stock Option.

5.9    Termination of Grants Prior to Expiration. Unless otherwise provided in an Award, Employment or other agreement entered into between the optionee and the Company and approved by the Committee, either before or after the Date of Grant, the following early termination provisions apply to all Stock Options:

(a)

Termination by Death. If an optionee’s Employment or directorship with the Company or its Affiliates terminates by reason of his or her death, all Stock Options held by such optionee will immediately become Vested, but thereafter may only be exercised (by the legal representative of the optionee’s estate, or by the legatee or heir of the optionee pursuant to a will or the laws of descent and distribution) for a period of one year (or such other period as the Committee may specify at or after the time of grant) from the date of such death, or until the expiration of the original term of the Stock Option, whichever period is shorter.

(b)

Termination by Reason of Disability. If an optionee’s Employment or directorship with the Company or its Affiliates terminates by reason of his or her Disability, all Stock Options held by such optionee will immediately become Vested, but thereafter may only be exercised for a period of one year (or such other period as the Committee may specify at or after the time of grant) from the date of such termination of Employment, or until the expiration of the original term of the Stock Option, whichever period is shorter. If the optionee dies within such one year period (or such other period as applicable), any unexercised Stock Option held by such optionee will thereafter be exercisable by the legal representative of the optionee’s estate, or by the legatee or heir of the optionee pursuant to a will or the laws of descent and distribution, for the greater of the remainder of the one year period (or other period as applicable) or for a period of 12 months from the date of such death, but in no event shall any portion of the Stock Option be exercisable after its original stated expiration date.

(c)

Termination by Reason of Retirement. If an optionee’s Employment or directorship with the Company or its Affiliates terminates by reason of his or her Retirement, all Stock Options held by such optionee immediately become Vested but thereafter may only be exercised for a period of two years (or such other period as the Committee may specify at or after the time of grant) from the date of such Retirement, or until the expiration of the original term of the Stock Option, whichever period is shorter. If the optionee dies within such two year period (or such other period as applicable), any unexercised Stock Option held by such optionee will thereafter be exercisable by the legal representative of the optionee’s estate, or by the legatee or heir of the optionee pursuant to a will or the laws of descent and distribution, for the greater of the remainder of the two year period (or such other period as applicable) or for a period of 12 months from the date of such death, but in no event shall any portion of the Stock Option be exercisable after its original stated expiration date.

(d)

Other Terminations. If an optionee’s Employment or directorship with the Company or its Affiliates is terminated for reasons other than his or her death, Disability or Retirement, all Stock Options (or portions thereof) which have not been exercised, whether Vested or not, are automatically forfeited immediately upon termination, except as otherwise provided in the relevant agreement evidencing the Stock Options.

Notwithstanding the foregoing, if a Stock Option is granted as an Incentive Stock Option, it will lose its status as an Incentive Stock Option, and become a Non-Qualified Stock Option, to the extent that it is exercised more than thirty (30) days after the participant’s termination of Employment with the Company or any Affiliate.

ARTICLE 6

Stock Appreciation Rights

6.1    SAR Grant and Agreement. Stock Appreciation Rights may be granted under this Plan, either independently or in conjunction with the grant of a Stock Option. Each SAR granted under this Plan will be evidenced by minutes of a meeting, or by a unanimous written consent without a meeting, of the Committee and by a written agreement dated as of the Date of Grant and executed by the Company and by the appropriate participant. Subject to Section 3.4, the Exercise Price of an SAR will never be less than 100% of the Fair Market Value of the Shares on the Date of Grant.

6.2    SARs Granted in Conjunction with Option. Stock Appreciation Rights may be granted in conjunction with all or part of any Stock Option granted under this Plan at the same time, and subject to the same terms and conditions, as the grant of the Stock Option, and will be subject to the following terms and conditions:

(a)

Term. Each Stock Appreciation Right, or applicable portion thereof, granted with respect to a given Stock Option or portion thereof terminates and is no longer exercisable upon the termination or exercise of the related Stock Option, or applicable portion thereof.

(b)

Exercisability. A Stock Appreciation Right is exercisable only at such time or times and to the extent that the Stock Option to which it relates is Vested and exercisable in accordance with the provisions of Article 5 or otherwise as the Committee may determine at or after the time of grant.

(c)

Method of Exercise. A Stock Appreciation Right may be exercised by the surrender of the applicable portion of the related Stock Option. Stock Options which have been so surrendered, in whole or in part, are no longer exercisable to the extent the related Stock Appreciation Rights have been exercised and are deemed to have been exercised for the purpose of the limitation set forth in Article 3 on the number of Shares to be issued under this Plan, but only to the extent of the number of Shares actually issued under the Stock Appreciation Right at the time of exercise. Upon the exercise of a Stock Appreciation Right, subject to satisfaction of tax withholding requirements pursuant to Article 15, the holder of the Stock Appreciation Right is entitled to receive Shares equal in value to the excess of the Fair Market Value of a Share on the exercise date over the Exercise Price per Share specified in the related Stock Option, multiplied by the number of Shares in respect of which the Stock Appreciation Right is exercised. At any time the Exercise Price per Share of the related Stock Option exceeds the Fair Market Value of one Share, the holder of the Stock Appreciation Right shall not be permitted to exercise such right.

6.3    Independent SARs. Stock Appreciation Rights may be granted without related Stock Options, and independent Stock Appreciation Rights will be subject to the following terms and conditions:

(a)

Term. Any unexercised portion of an independent Stock Appreciation Right granted hereunder shall expire at the end of the stated term of the Stock Appreciation Right. The Committee shall determine the term of each Stock Appreciation Right at the time of grant, which term shall not exceed ten years from the Date of Grant. The Committee may extend the term of a Stock Appreciation Right, in its discretion, but not beyond a date later than the earlier of (i) the latest date upon which the Stock Appreciation Right could have expired by its original terms under any circumstances or (ii) the date immediately prior to the tenth anniversary of the original Date of Grant. If a definite term is not specified by the Committee at the time of grant, then the term is deemed to be ten years.

(b)	Exercisability. A Stock Appreciation Right is exercisable, in whole or in part, at such time or times as determined by the Committee at or after the time of grant.

(c)

Method of Exercise. A Stock Appreciation Right may be exercised in whole or in part during the term by giving written notice of exercise to the Company specifying the number of Shares in respect of which the Stock Appreciation Right is being exercised. The notice must be given by or on behalf of a person entitled to exercise the Stock Appreciation Right. Upon the exercise of a Stock Appreciation Right, subject to satisfaction of tax withholding requirements pursuant to Article 15, the holder of the Stock Appreciation Right is entitled to receive Shares equal in value to the excess of the Fair Market Value of a Share on the exercise date over the Exercise Price multiplied by the number of Stock Appreciation Rights being exercised. At any time the Fair Market Value of a Share on a proposed exercise date does not exceed the Exercise Price, the holder of the Stock Appreciation Right shall not be permitted to exercise such right.

(d)

Early Termination Prior to Expiration. Unless otherwise provided in an Award, employment or other agreement entered into between the holder of the Stock Appreciation Right and the Company and approved by the Committee, either before or after the Date of Grant, the early termination provisions set forth in Section 5.3 as applied to Stock Options will apply to independent Stock Appreciation Rights.

6.4    Other Terms and Conditions of SAR Grants. Stock Appreciation Rights are subject to such other terms and conditions, not inconsistent with the provisions of this Plan and any operative employment or other agreement, as are determined from time to time by the Committee.

6.5    Special Limitations on SAR Awards. Unless an Award agreement approved by the Committee provides otherwise, Stock Appreciation Rights awarded under this Plan are intended to meet the requirements for exclusion from coverage under Section 409A of the Code and all Stock Appreciation Rights Awards shall be construed and administered accordingly.

ARTICLE 7

Restricted Share and Restricted Share Unit Awards

7.1    Restricted Share Grants and Agreements. Restricted Share Awards consist of Shares which are issued by the Company to a participant at no cost or at a purchase price determined by the Committee which may be below their Fair Market Value but which are subject to forfeiture and restrictions on their sale or other transfer by the participant. Each Restricted Share Award granted under this Plan will be evidenced by minutes of a meeting, or by a unanimous written consent without a meeting, of the Committee and by a written agreement dated as of the Date of Grant and executed by the Company and by the participant. The timing of Restricted Share Awards and the number of Shares to be issued (subject to Section 3.2) are to be determined by the Committee in its discretion. By accepting a grant of Restricted Shares, the participant consents to any tax withholding as provided in Article 15.

7.2    Terms and Conditions of Restricted Share Grants. Restricted Shares granted under this Plan are subject to the following terms and conditions, which, except as otherwise provided herein, need not be the same for each participant, and may contain such additional terms, conditions, restrictions and contingencies not inconsistent with the terms of this Plan and any operative employment or other agreement, as the Committee deems desirable:

(a)

Purchase Price. The Committee shall determine the prices, if any, at which Restricted Shares are to be issued to a participant, which may vary from time to time and from participant to participant and which may be below the Fair Market Value of such Restricted Shares at the Date of Grant.

(b)	Restrictions. All Restricted Shares issued under this Plan will be subject to such restrictions as the Committee may determine, which may include, without limitation, the following:

(i)

a prohibition against the sale, transfer, pledge or other encumbrance of the Restricted Shares, such prohibition to lapse at such time or times as the Committee determines (whether in installments, at the time of the death, Disability or Retirement of the holder of such shares, or otherwise, but subject to the Change in Control provisions in Article 11);

(ii)	a requirement that the participant forfeit such Restricted Shares in the event of termination of the participant’s employment or directorship with the Company or its Affiliates prior to Vesting;

(iii)

a prohibition against employment or retention of the participant by any competitor of the Company or its Affiliates, or against dissemination by the participant of any secret or confidential information belonging to the Company or an Affiliate;

(iv)

any applicable requirements arising under the Securities Act of 1933, as amended, other securities laws, the rules and regulations of the OTC Markets or a national stock exchange or transaction reporting system upon which such Restricted Shares are then listed or quoted and any state laws, rules and regulations, including “blue sky” laws; and

(v)	such additional restrictions as are required to avoid adverse tax consequences under Section 409A of the Code.

The Committee may at any time waive such restrictions or accelerate the date or dates on which the restrictions will lapse. However, if the Committee determines that restrictions lapse upon the attainment of specified performance objectives, then the provisions of Sections 8.2 and 8.3 will apply.

(c)

Delivery of Shares. Restricted Shares will be registered in the name of the participant and deposited, together with a Stock Power, with the Company. Each such certificate will bear a legend in substantially the following form:

(i)

“The transferability of this certificate and the Common Shares represented by it are subject to the terms and conditions (including conditions of forfeiture) contained in the Crawford United Corporation 2023 Omnibus Equity Plan and an agreement entered into between the registered owner and the Company. A copy of this Plan and agreement are on file in the office of the Secretary of the Company.”

(ii)

At the end of any time period during which the Restricted Shares are subject to forfeiture and restrictions on transfer, and after any tax withholding, such Shares will be delivered free of all restrictions (except for any pursuant to Section 14.2) to the participant or other appropriate person and with the foregoing legend removed.

(d)

Forfeiture of Shares. If a participant who holds Restricted Shares fails to satisfy the restrictions, Vesting requirements and other conditions relating to the Restricted Shares prior to the lapse, satisfaction or waiver of such restrictions and conditions, except as may otherwise be determined by the Committee, the participant shall forfeit the Shares and transfer them back to the Company in exchange for a refund of any consideration paid by the participant or such other amount which may be specifically set forth in the Award agreement. A participant shall execute and deliver to the Company one or more Stock Powers with respect to Restricted Shares granted to such participant.

(e)

Voting and Other Rights. During any period in which Restricted Shares are subject to forfeiture and restrictions on transfer, the participant holding such Restricted Shares shall have all the rights of a Shareholder with respect to such Shares, including, without limitation, the right to vote such Shares and the right to receive any dividends paid with respect to such Shares.

7.3    Restricted Share Unit Awards and Agreements. Restricted Share Unit Awards consist of Shares, cash or a combination of both that will be issued or paid to a participant at a future time or times at no cost or, or with respect to Shares, at a purchase price determined by the Committee that may be below their Fair Market Value if continued employment, continued directorship and/or other terms and conditions specified by the Committee are satisfied. The Committee may determine on the Date of Grant or at any time thereafter whether any payment made with respect to a Restricted Share Unit granted under this Plan will be paid in Shares, cash or a combination of Shares and cash. Each Restricted Share Unit Award granted under this Plan will be evidenced by minutes of a meeting, or by a unanimous written consent without a meeting, of the Committee and by a written agreement dated as of the Date of Grant and executed by the Company and the Plan participant. The timing of Restricted Share Unit Awards and the number of Restricted Share Units to be awarded (subject to Section 3.2) are to be determined by the Committee in its sole discretion. By accepting a Restricted Share Unit Award, the participant agrees to remit to the Company when due any tax withholding as provided in Article 15.

7.4    Terms and Conditions of Restricted Share Unit Awards. Restricted Share Unit Awards are subject to the following terms and conditions, which, except as otherwise provided herein, need not be the same for each participant, and may contain such additional terms, conditions, restrictions and contingencies not inconsistent with the terms of this Plan and any operative employment or other agreement, as the Committee deems desirable:

(a)

Purchase Price. With respect to Restricted Share Units payable in Shares, the Committee shall determine the purchase price, if any, at which Shares are to be issued to a participant after the Vesting of the Restricted Share Units, which purchase price may vary from time to time and among participants and which may be below the Fair Market Value of Shares at the Date of Grant.

(b)	Restrictions. All Restricted Share Units awarded under this Plan will be subject to such restrictions as the Committee may determine, which may include, without limitation, the following:

(i)	a prohibition against the sale, transfer, pledge or other encumbrance of the Restricted Share Unit;

(ii)	a requirement that the participant forfeit such Restricted Share Unit in the event of termination of the participant’s employment or directorship with the Company or its Affiliates prior to Vesting;

(iii)

a prohibition against employment of the participant by, or provision of services by the participant to, any competitor of the Company or its Affiliates, or against dissemination by the participant of any secret or confidential information belonging to the Company or an Affiliate;

(iv)

any applicable requirements arising under the Securities Act of 1933, as amended, other securities laws, the rules and regulations of the OTC Markets or a national stock exchange or transaction reporting system upon which the Common Shares are then listed or quoted and any state laws, rules and interpretations, including “blue sky” laws; and

(v)	such additional restrictions as are required to avoid adverse tax consequences under Section 409A of the Code.

Subject to any requirements of Section 409A of the Code to avoid adverse tax consequences thereunder, the Committee may at any time waive such restrictions or accelerate the date or dates on which the restrictions will lapse.

(c)

Performance-Based Restrictions. The Committee may, in its sole discretion, provide restrictions that lapse upon the attainment of specified performance objectives. In such case, the provisions of Sections 8.2 and 8.3 will apply (including, but not limited to, the enumerated performance objectives).

(d)

Voting and Other Rights. A participant holding Restricted Share Units shall not be deemed to be a Shareholder solely because of such units. Such participant shall have no rights of a Shareholder with respect to such units; provided, however, that an Award agreement may provide for payment of an amount of money (or Shares with a Fair Market Value equivalent to such amount) equal to the dividends paid from time to time on the number of Common Shares that would become payable upon vesting of a Restricted Share Unit Award.

(e)

Lapse of Restrictions. If a participant who holds Restricted Share Units satisfies the restrictions and other conditions relating to the Restricted Share Units prior to the lapse or waiver of such restrictions and conditions, the Restricted Share Units shall be converted to, or replaced with, Shares, which are free of all restrictions except for any restrictions pursuant to Section 14.2, or paid in cash or a combination of Shares and cash.

(f)

Delivery of Shares. Any Shares delivered or cash paid to a participant with respect to any Restricted Stock Unit in which the restrictions lapse, are satisfied or are waived shall be delivered or paid to such participant prior to fifteenth day of the third month of the taxable year following the taxable year in which such restrictions lapse, are satisfied or waived. Any such Shares will be registered in the name of the participant and will be free of all restrictions except for any restrictions pursuant to Section 14.2.

(g)

Forfeiture of Restricted Share Units. If a participant who holds Restricted Share Units fails to satisfy the restrictions, Vesting requirements and other conditions relating to the Restricted Share Units prior to the lapse, satisfaction or waiver of such restrictions and conditions, except as may otherwise be determined by the Committee, the participant shall forfeit the Restricted Share Units.

(h)

Termination. A Restricted Share Unit Award or unearned portion thereof will terminate without the issuance of Shares on the termination date specified on the Date of Grant or upon the termination of employment or directorship of the participant during the time period or periods specified by the Committee during which any performance objectives must be met (the “Performance Period”). If a participant’s employment or directorship with the Company or its Affiliates terminates by reason of his or her death, Disability or Retirement, the Committee in its discretion at or after the Date of Grant may determine that the participant (or the heir, legatee or legal representative of the participant’s estate) will receive a distribution of Shares or cash in an amount which is not more than the number of Shares or cash amount that would have been earned by the participant if 100% of the performance objectives for the current Performance Period had been achieved prorated based on the ratio of the number of months of active employment in the Performance Period to the total number of months in the Performance Period. Subject to Section 16.8(c), any distribution of Shares or cash pursuant to this Section 7.4(h) shall be made no later than the fifteenth day of the third month of the taxable year following the taxable year in which such participant’s termination of employment occurs.

7.5    Special Limitations on Restricted Share and Restricted Share Unit Awards. Unless an Award agreement approved by the Committee provides otherwise, Restricted Share and Restricted Share Units awarded under this Plan are intended to meet the requirements for exclusion from coverage under Section 409A of the Code and all Restricted Share Unit Awards shall be construed and administered accordingly.

7.6    Time Vesting of Restricted Share and Restricted Share Unit Awards. Restricted Shares or Restricted Share Units, or portions thereof, are exercisable at such time or times as determined by the Committee in its discretion at or after grant, subject to the restrictions on time Vesting set forth in this Section. If the Committee provides that any Restricted Shares or Restricted Share Unit Awards become Vested over time (with or without a performance component), the Committee may waive or accelerate such Vesting provisions at any time, subject to the restrictions on time Vesting set forth in this Section.

ARTICLE 8

Performance Share Awards

8.1    Performance Share Awards and Agreements. A Performance Share Award is a right to receive Shares in the future conditioned upon the attainment of specified performance objectives and such other conditions, restrictions and contingencies as the Committee may determine. Each Performance Share Award granted under this Plan will be evidenced by minutes of a meeting, or by a unanimous written consent without a meeting, of the Committee and by a written agreement dated as of the Date of Grant and executed by the Company and by the Plan participant. The time at which Performance Share Awards will Vest and the number of Shares covered by each Award (subject to Section 3.2) are to be determined by the Committee in its discretion. By accepting a grant of Performance Shares, the participant agrees to remit to the Company when due any tax withholding as provided in Article 15.

8.2    Performance Objectives. At the time of grant of a Performance Share Award, the Committee will specify the performance objectives which, depending on the extent to which they are met, will determine the number of Shares that will be distributed to the participant. The Committee will also specify the Performance Period during which the performance objectives must be met. The Committee may use performance objectives based on any measure, including without limitation one or more of the following: stock price, market share, sales, earnings per share, return on equity, costs, earnings, capital adjusted pre-tax earnings (economic profit), net income, operating income, performance profit (operating income minus an allocated charge approximating the Company’s cost of capital, before or after tax), gross margin, revenue, working capital, total assets, net assets, stockholders’ equity and cash flow. The Committee may designate a single goal criterion or multiple goal criteria for performance measurement purposes. Performance measurement may be based on absolute Company, business unit or divisional performance and/or on performance as compared with that of other companies, peer groups, industry sectors or a market index. The performance objectives and periods need not be the same for each participant nor for each Award.

8.3    Adjustment of Performance Objectives. The Committee may modify, amend or otherwise adjust the performance objectives specified for outstanding Performance Share Awards if it determines that an adjustment would be consistent with the objectives of this Plan and taking into account the interests of the participants and the public Shareholders of the Company. The types of events which could cause an adjustment in the performance objectives include, without limitation, accounting changes which substantially affect the determination of performance objectives, changes in applicable laws or regulations which affect the performance objectives, corporate acquisitions and divestitures, and divisive corporate reorganizations, including spin-offs and other distributions of property or stock.

8.4    Other Terms and Conditions. Performance Share Awards granted under this Plan are subject to the following terms and conditions and may contain such additional terms, conditions, restrictions and contingencies not inconsistent with the terms of this Plan and any operative employment or other agreement as the Committee deems desirable:

(a)

Delivery of Shares. As soon as practicable after the applicable Performance Period has ended (but in no event later than the fifteenth day of the third month of the taxable year following the taxable year in which the Performance Period ends), the participant will receive a distribution of the number of Shares earned during the Performance Period, depending upon the extent to which the applicable performance objectives were achieved. Such Shares will be registered in the name of the participant and will be free of all restrictions except for any restrictions pursuant to Section 14.2.

(b)

Termination. A Performance Share Award or unearned portion thereof will terminate without the issuance of Shares on the termination date specified at the time of grant or upon the termination of employment or directorship of the participant during the Performance Period. If a participant’s employment or directorship with the Company or its Affiliates terminates by reason of his or her death, Disability or Retirement, the Committee in its discretion at or after the time of grant may determine, notwithstanding any Vesting requirements under Section 8.4(a), that the participant (or the heir, legatee or legal representative of the participant’s estate) will receive a distribution of a portion of the participant’s then-outstanding Performance Share Awards in an amount which is not more than the number of shares which would have been earned by the participant if 100% of the performance objectives for the current Performance Period had been achieved prorated based on the ratio of the number of months of active employment in the Performance Period to the total number of months in the Performance Period. Subject to Section 16.8(c), any distribution of Shares pursuant to this Section 8.4(b) shall be made no later than the fifteenth day of the third month of the taxable year following the taxable year in which such participant’s termination of employment occurs.

(c)

Voting and Other Rights. Awards of Performance Shares do not provide the participant with voting rights or rights to dividends prior to the participant becoming the holder of record of Shares issued pursuant to an Award; provided, however, that an Award agreement may provide for payment of an amount of money (or Shares with a Fair Market Value equivalent to such amount) equal to the dividends paid from time to time on the number of Common Shares that would become payable upon vesting of a Performance Share Award. Prior to the issuance of Shares, Performance Share Awards may not be sold, transferred, pledged, assigned or otherwise encumbered.

8.5    Time Vesting of Performance Share Awards. Performance Share Awards, or portions thereof, are exercisable at such time or times as determined by the Committee in its discretion at or after grant, subject to the restrictions on time Vesting set forth in this Section. If the Committee provides that any Performance Shares become Vested over time (accelerated by a performance component), the Committee may waive or accelerate such Vesting provisions at any time, subject to the restrictions on time Vesting set forth in this Section.

8.6    Special Limitations on Performance Share Awards. Unless an Award agreement approved by the Committee provides otherwise, Performance Shares awarded under this Plan are intended to meet the requirements for exclusion from coverage under Section 409A of the Code and all Performance Share Awards shall be construed and administered accordingly.

ARTICLE 9

Common Share Awards

9.1    Terms and Conditions of Common Share Awards.

(a)	Purpose. Common Shares may be granted in consideration of services rendered to the Company by a participant.

(b)	Vesting. Common Shares shall be fully vested upon their grant to a participant.

(c)

Delivery. Common Shares granted to a participant shall be distributed to such participant as soon as administratively practicable, but in no event later than the fifteenth day of the third month of the taxable year following the taxable year in which the Date of Grant occurs.

ARTICLE 10

Transfers and Leaves of Absence

10.1    Transfer of Participant. For purposes of this Plan, the transfer of a participant among the Company and its Affiliates is deemed not to be a termination of employment.

10.2    Effect of Leaves of Absence. For purposes of this Plan, the following leaves of absence are deemed not to be a termination of employment:

(a)	a leave of absence, approved in writing by the Company, for military service, sickness or any other purpose approved by the Company, if the period of such leave does not exceed 90 days;

(b)

a leave of absence in excess of 90 days, approved in writing by the Company, but only if the Employee’s right to reemployment is guaranteed either by a statute or by contract, and provided that, in the case of any such leave of absence, the Employee returns to work within 30 days after the end of such leave; and

(c)	subject to Section 409A of the Code, any other absence determined by the Committee in its discretion not to constitute a termination of employment.

ARTICLE 11

Effect of Change in Control

11.1    Change in Control Defined. “Change in Control” means the occurrence of any of the following: (i) the receipt by the Company of a Schedule 13D or other advice indicating that a person, or any member of a “group,” is the “beneficial owner” (as those terms are defined in Rule 13d 3 under the Exchange Act) of fifty percent (50%) or more of the voting power of the Company; (ii) the first purchase of shares pursuant to a tender offer or exchange (other than a tender offer of exchange by the Company or its Affiliates) for all or any amount of Common Shares or any class or any securities convertible into such Common Shares, the results of which would make the offeror and/or its affiliates the beneficial owners of fifty percent (50%) or more of the voting power of the Company; (iii) the consummation of any consolidation or merger of the Company in which the Company will not be the continuing or surviving corporation or pursuant to which shares of capital stock of any class, or any securities convertible into such capital stock, of the Company would be converted into cash, securities, or other property, other than a merger or consolidation of the Company with an Affiliate or in which the holders of all of the Shares of all classes of the Company’s capital stock immediately prior to the merger or consolidation would own at least a majority of the voting power of the surviving corporation (or the direct or indirect parent company of the surviving corporation) immediately after the merger or consolidation; (iv) the consummation of any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company; or (v) the adoption of any plan or proposal for the liquidation (but not a partial liquidation) or dissolution of the Company.

11.2    Acceleration of Award. Except as otherwise provided in this Plan or an Award agreement and to the extent it would not trigger adverse taxation under Section 409A of the Code and subject to Section 11.3 below, immediately upon the occurrence of a Change in Control:

(a)	all outstanding Stock Options automatically become fully exercisable;

(b)	all Restricted Share Awards automatically become fully Vested;

(c)

all Restricted Share Unit Awards automatically become fully Vested (or, if such Restricted Share Unit Awards are subject to performance-based restrictions, shall become Vested on a pro-rated basis as described in Section 11.2(d)) and, to the extent Vested, convertible to Shares or cash, as determined by the Company;

(d)

all participants holding Performance Share Awards become entitled to receive a partial payout in an amount which is the number of Shares which would have been earned by the participant if 100% of the performance objectives for the current Performance Period had been achieved pro-rated based on the ratio of the number of months of active employment in the Performance Period to the total number of months in the Performance Period; and

(e)	Stock Appreciation Rights automatically become fully Vested and fully exercisable.

11.3    Additional Terms.

(a)

The Company may cancel or terminate any Award (whether Vested or Unvested) upon a Change in Control and provide the holder of such Award with the value of such Award in cash or shares. The “value” of a Stock Option or SAR shall be (i) the exercise price or base price of the Stock Option or SAR minus the Fair Market Value of the Shares as of the Change in Control multiplied by (ii) the number of Shares that may be purchased or delivered upon exercise of the Vested portion of the Stock Option or SAR.

(b)

Notwithstanding any provision herein to the contrary, if a Stock Option or SAR, whether Vested or Unvested, has an exercise price or base price that is greater than the Fair Market Value of the Shares at the time of the Change in Control (i.e., “underwater options”), the Company may cancel such Stock Option or SAR for no consideration without the consent of the holder of such Stock Option or SAR.

(c)

If a “Change in Control” occurs and it does not constitute a “change in control event” within the meaning of Section 409A of the Code and an Award is considered “deferred compensation” within the meaning of Section 409A of the Code, then any payment or settlement with respect to such Award shall not be made until a permissible payment event occurs with respect to such Award under Section 409A of the Code.

ARTICLE 12

Transferability of Awards

12.1    Awards Are Non-Transferable. Except as provided in Sections 12.2 and 12.3, Awards are non-transferable and any attempts to assign, pledge, hypothecate or otherwise alienate or encumber (whether by operation of law or otherwise) any Award shall be null and void.

12.2    Inter-Vivos Exercise of Awards. During a participant’s lifetime, Awards are exercisable only by the participant or, as permitted by applicable law and notwithstanding Section 12.1 to the contrary, the participant’s guardian or other legal representative.

12.3    Limited Transferability of Certain Awards. Notwithstanding Section 12.1 to the contrary, Awards may be transferred by will and by the laws of descent and distribution. Moreover, the Committee, in its discretion, may allow at or after the time of grant the transferability of Awards that are Vested, provided that the permitted transfer is made (a) to the Company (for example in the case of forfeiture of Restricted Shares), an Affiliate or a person acting as the agent of the foregoing or which is otherwise determined by the Committee to be in the interests of the Company; or (b) by the participant for no consideration to Immediate Family Members or to a bona fide trust, partnership or other entity controlled by and for the benefit of one or more Immediate Family Members. “Immediate Family Members” means the participant’s spouse, children, stepchildren, parents, stepparents, siblings (including half brothers and sisters), in-laws and other individuals who have a relationship to the participant arising because of a legal adoption. The Committee in its discretion may impose additional terms and conditions upon transferability. If an Award that is an Incentive Stock Option is transferred under this Section 12.3, such Award shall become a Non-Qualified Stock Option upon transfer.

ARTICLE 13

Amendment and Discontinuation

13.1    Amendment or Discontinuation of this Plan. The Board of Directors may amend, alter, or discontinue this Plan at any time, provided that no amendment, alteration, or discontinuance may be made:

(a)

which would materially and adversely affect the rights of a participant under any Award granted prior to the date such action is adopted by the Board of Directors without the participant’s written consent thereto; and

(b)	without Shareholder approval, if Shareholder approval is required under applicable laws, regulations or exchange requirements.

However, unless Shareholder approval is obtained, no amendment shall increase the aggregate number of Shares that may be issued under the Plan, or shall permit the Exercise Price of outstanding Stock Options or Stock Appreciation Rights to be reduced, except as permitted by Section 3.4.

Notwithstanding the foregoing, this Plan may be amended without affecting participants’ consent to: (i) comply with any law; (ii) preserve any intended favorable tax effects for the Company, the Plan or participants; or (iii) avoid any unintended unfavorable tax effects for the Company, the Plan or participants.

13.2    Amendment of Grants. The Committee may amend, prospectively or retroactively, the terms of any outstanding Award, provided that no such amendment may be inconsistent with the terms of this Plan (specifically including the prohibition on granting Stock Options or Stock Appreciation Rights with an Exercise Price less than 100% of the Fair Market Value of the Common Shares on the Date of Grant) or would materially and adversely affect the rights of any holder without his or her written consent.

ARTICLE 14

Share Certificates

14.1    Delivery of Share Certificates. The Company is not required to issue or deliver any certificates for Shares issuable with respect to Awards under this Plan prior to the fulfillment of all of the following conditions:

(a)	payment in full for the Shares and for any tax withholding (See Article 15);

(b)

completion of any registration or other qualification of such Shares under any Federal or state laws or under the rulings or regulations of the Securities and Exchange Commission or any other regulating body which the Committee in its discretion deems necessary or advisable;

(c)	if applicable, admission of such Shares to listing on any stock exchange on which the Shares are listed;

(d)	in the event the Shares are not registered under the Securities Act of 1933, qualification as a private placement under said Act;

(e)	obtaining of any approval or other clearance from any Federal or state governmental agency which the Committee in its discretion determines to be necessary or advisable; and

(f)

the Committee is fully satisfied that the issuance and delivery of Shares under this Plan is in compliance with applicable Federal, state or local law, rule, regulation or ordinance or any rule or regulation of any other regulating body, for which the Committee may seek approval of counsel for the Company.

14.2    Applicable Restrictions on Shares. Shares issued with respect to Awards may be subject to such stock transfer orders and other restrictions as the Committee may determine necessary or advisable under any applicable Federal or state securities law rules, regulations and other requirements, the rules, regulations and other requirements of the OTC Markets or any stock exchange upon which the Shares are then-listed, and any other applicable Federal or state law and will include any restrictive legends the Committee may deem appropriate to include.

14.3    Book Entry. In lieu of the issuance of stock certificates evidencing Shares, the Company may use a “book entry” system in which a computerized or manual entry is made in the records of the Company to evidence the issuance of such Shares. Such Company records are, absent manifest error, binding on all parties.

ARTICLE 15

Tax Withholding

15.1    In General. The Committee shall cause the Company or Affiliate to withhold any taxes which it determines it is required by law or required by the terms of this Plan to withhold in connection with any payments incident to this Plan. The participant or other recipient shall provide the Committee with such Stock Powers and additional information or documentation as may be necessary for the Committee to discharge its obligations under this Section.

15.2    Delivery of Withholding Proceeds. The Committee shall cause the Company or Affiliate to deliver withholding proceeds to the Internal Revenue Service and/or other taxing authority.

15.3    Notwithstanding anything contained in this Article 15 to the contrary, the Committee shall have no obligation to cause the Company to withhold amounts from distributions of shares pursuant to the exercise of Incentive Stock Options except as may otherwise be required by law.

ARTICLE 16

General Provisions

16.1    No Implied Rights to Awards, Employment or Directorship. No potential participant has any claim or right to be granted an Award under this Plan, and there is no obligation of uniformity of treatment of participants under this Plan. Neither this Plan nor any Award thereunder shall be construed as giving any individual any right to continued employment or continued directorship with the Company or any Affiliate. The Plan does not constitute a contract of employment, and the Company and each Affiliate expressly reserve the right at any time to terminate Employees free from liability, or any claim, under this Plan, except as may be specifically provided in this Plan or in an Award agreement.

16.2    Other Compensation Plans. Nothing contained in this Plan prevents the Board of Directors from adopting other or additional compensation arrangements, subject to Shareholder approval if such approval is required, and such arrangements may be either generally applicable or applicable only in specific cases.

16.3    Rule 16b-3 Compliance. The Plan is intended to comply with all applicable conditions of Rule 16b-3 of the Exchange Act, as such rule may be amended from time to time (“Rule 16b-3”). All transactions involving any participant subject to Section 16(a) shall be subject to the conditions set forth in Rule 16b-3, regardless of whether such conditions are expressly set forth in this Plan. Any provision of this Plan that is contrary to Rule 16b-3 does not apply to such participants.

16.4    Successors. All obligations of the Company with respect to Awards granted under this Plan are binding on any successor to the Company, whether as a result of a direct or indirect purchase, merger, consolidation or otherwise of all or substantially all of the business and/or assets of the Company.

16.5    Severability. In the event any provision of this Plan, or the application thereof to any person or circumstances, is held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, or other applications, and this Plan is to be construed and enforced as if the illegal or invalid provision had not been included.

16.6    Governing Law. To the extent not preempted by Federal law, this Plan and all Award agreements pursuant thereto are construed in accordance with and governed by the laws of the State of Ohio. This Plan is not intended to be governed by the Employee Retirement Income Security Act and shall be so construed and administered.

16.7    Foreign Participants. The Company may include additional or different terms and conditions for an Award granted to a participant located in a jurisdiction outside of the United States, which will be reflected in the participant’s Award agreement. The Company, however, makes no representation or guarantee with respect to the tax treatment of the participant for any Award or payment thereunder.

16.8    Compliance with Section 409A of the Code.

(a)

To the extent applicable, it is intended that this Plan and any Awards made hereunder comply with, or be exempt from, the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the participants. This Plan and any Awards made hereunder will be administered in a manner consistent with this intent. Any reference in this Plan to Section 409A of the Code will also include any regulations or any other formal guidance promulgated with respect to such section by the U.S. Department of the Treasury or the Internal Revenue Service.

(b)

Neither a participant nor any of a participant’s creditors or beneficiaries will have the right to subject any deferred compensation (within the meaning of Section 409A of the Code) payable under this Plan and Awards hereunder to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment. Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to a participant or for a participant’s benefit under this Plan and Awards made hereunder may not be reduced by, or offset against, any amount owing by a participant to the Company or any of its subsidiaries.

(c)

Notwithstanding any provision of this Plan and Awards made hereunder to the contrary, if, at the time of a participant’s separation from service (within the meaning of Section 409A of the Code), (i) the participant is a specified employee (within the meaning of Section 409A of the Code and using the identification methodology selected by the Company from time to time) and (ii) the Company makes a good faith determination that an amount payable hereunder constitutes deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then the Company will not pay such amount on the otherwise scheduled payment date but will instead pay it, without interest, on the tenth business day of the seventh month after such separation from service.

(d)

Notwithstanding any provision of this Plan and Awards hereunder to the contrary, in light of the uncertainty with respect to the proper application of Section 409A of the Code, the Company reserves the right to make amendments to this Plan and Awards made hereunder as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code. In any case, each participant will be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on such participant or for such participant’s account in connection with this Plan and Awards made hereunder (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its affiliates will have any obligation to provide any gross-up for the tax consequences of any provision of, or any payment under, this Plan or any Awards hereunder. In addition, neither the Company nor any of its affiliates will have any obligation to indemnify or otherwise hold any participant harmless from any or all of such taxes or penalties.

ARTICLE 17

Effective Date and Term

Effective Date and Term. This Plan shall become effective as of the date that it is adopted and approved by the Board (the “Effective Date”); provided that no Award that is an Incentive Stock Option will be granted prior to the date on which the shareholders of the Company ratify and approve this Plan at a duly held shareholders’ meeting within twelve (12) months following the Effective Date.  No Award will be granted under this Plan more than 10 years after the Effective Date, but all Awards granted on or prior to such date will continue in effect thereafter subject to the terms of the applicable Award agreement and this Plan.